EMPLOYMENT AGREEMENT
                            --------------------

THIS EMPLOYMENT AGREEMENT, dated as of June 6, 2000 (this "Agreement"), by and between the globe.com, inc., a Delaware corporation (the "Company") and Stephan Paternot (the "Employee").

WHEREAS, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), Dancing Bear Investments, Inc., a Florida corporation ("Investor"), purchased from WebGenesis, Inc. ("WebGenesis") 51% of the fully diluted capital stock of WebGenesis and warrants to purchase 10% of the fully diluted capital stock of WebGenesis;

WHEREAS, the Employee and WebGenesis, the Company's predecessor, have entered into an Employment Agreement, dated as of August 13, 1997 (the "Employment Agreement");

WHEREAS, the Company, the Employee and Todd Krizelman have mutually determined that the Employee and Todd Krizelman will resign from their current positions of co-Chief Executive Officers of the Company on the earlier of such date as the board of directors of the Company (the "Board") appoints a new Chief Executive Officer (including appointment of an interim Chief Executive Officer) or July 31, 2000 (the "Transition Date");

WHEREAS, the Employee and the Company desire to enter into a new employment agreement pursuant to which the Employee will continue to provide services to the Company and its Subsidiaries (as defined below) and which will supersede the Employment Agreement;

WHEREAS, the Employee possesses an intimate knowledge of the business and affairs of the Company, and its policies, procedures, methods and personnel; and

WHEREAS, the Company has determined that it is in its best interest to secure the continued services of the Employee on behalf of the Company in accordance with the terms of this Agreement and the Employee is willing to render such services on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein set forth, the parties hereto agree as follows:

1.   Services Term.
     -------------

Subject to the terms and provisions of this Agreement, the Company hereby agrees to retain the services of the Employee, and the Employee hereby agrees to provide services to the Company, for the period commencing on the date hereof and ending on August 12, 2002 or such earlier date as provided in Section 6 hereof (the "Services Term"). Such services shall be performed at the principal place of business of the Company, or at such other locations as shall reasonably be determined from time to time by the Board.

2.   Duties.
     ------

Until the Transition Date, the Employee shall continue to serve as co-Chief Executive Officer of the Company on a full-time basis and exclusively for the Company, and in such other positions as may be agreed upon between the Employee and the Board. Until the Transition Date, the Employee shall perform such duties as may be assigned to him by the Board or its designee. From and after the Transition Date during the Services Term, the Employee shall perform such services for the Company and its Subsidiaries as may be reasonably assigned by and under the direction and control of the Board or the Company's Chief Executive Officer (the "CEO"); it being understood that the Employee will not accept other full-time employment, will make available, on a first priority basis, no less than one quarter of his business time to the performance of services hereunder, and will make himself available, at all times requested by the Board or the CEO, to make appearances on behalf of the Company, including, but not limited to, road shows, public appearances, interviews, etc., subject to reasonable prior notice from the Company and, with respect to such priority, the Employee's then-existing reasonable prior professional commitments. The Company shall provide to the Employee such office space and other administrative support as may be determined from time to time in the sole discretion of the CEO.

On the Transition Date, the Employee shall formally resign from his position as an officer of the Company and each of its Subsidiaries. During the Services Term, the Company shall include the Employee on its slate of directors recommended for election by the Company's stockholders. If elected, the Employee shall serve as a director. At such times as the Employee and Todd Krizelman are both serving on the Board, the Chairman of the Board will recommend that the Employee and Todd Krizelman serve as Vice-Chairmen of the Board commencing with the first meeting of the Board following the date hereof. In the event that Employee and Todd Krizelman are not appointed Vice Chairmen of the Board, the Employee, Todd Krizelman and appropriate officers and directors of the Company will promptly meet to determine a mutually agreeable alternative title for each of the Employee and Todd Krizelman. As a Vice Chairman of the Board, the Employee shall not be, nor be deemed to be, an officer of the Company. This paragraph does not in any way limit the Company's ability, in its sole discretion, to amend its governing instruments regarding the duties of Vice-Chairman.

The Employee will not, without the prior written approval of the disinterested members of the Board, engage in any other corporate, civic or charitable activity which would interfere with the performance of his duties on behalf of the Company, is in violation of policies established in good faith from time to time by the Board, is in violation of applicable law, or would create a conflict of interest with respect to the Employee's obligations to the Company, as determined by the disinterested members of the Board.

During the period that the Employee is performing services for the Company pursuant to this Agreement, other than pursuant to the terms hereof or in accordance with stock option grants approved by the Board in its sole discretion, the Employee shall not receive any form of compensation (including, but not limited to, sales commissions) from the Company or any Subsidiary of the Company in his capacity as a director, officer, employee, manager or executive of the Company or any of its Subsidiaries. As used herein, "Subsidiary" when used with respect to any person means any corporation or organization, whether incorporated or unincorporated, of which such person owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such person is a general partner.

3.   Compensation.
     ------------

In consideration of the performance by the Employee of his obligations hereunder (including any services as an officer, director, executive, employee or member of any committee of the Company or any Subsidiary, or otherwise), the Company shall compensate the Employee as follows:

(a) A base salary (the "Base Compensation"), at an annual rate of $165,312.50 until August 12, 2000 and $190,000 thereafter during the Services Term, payable in accordance with the normal payroll practices of the Company then in effect; and

(b) Eligibility to receive an annual cash bonus in the sole discretion of the Board.

The Employee shall be solely responsible for taxes imposed on the Employee by reason of any compensation and benefits provided under this Agreement (except those taxes normally borne by the Company) and all such compensation and benefits shall be subject to applicable withholding taxes. The parties recognize that the Employee will continue to be an "employee" of the Company during the Services Term and the Company shall report payments hereunder and withhold taxes in accordance therewith.

4.   Disabili1y.
     ----------

If the Employee is unable, as reasonably determined by the Board, to substantially perform his duties hereunder by reason of a physical or mental infirmity for a total of 30 calendar days in any twelve-month period during the Services Term ("Disability"), the Company shall be entitled to terminate the Employee's services hereunder in accordance with Section 6.

5.   Benefits and Stock Omions.
     -------------------------

In addition to the payments described in Section 3 of this Agreement, during the period that the Employee is providing services to the Company pursuant to this Agreement, the Employee shall be entitled to participate in all health plans provided by the Company to its most senior executives from time to time, to the extent the Employee meets the eligibility requirements for any such plan or benefit; provided, however, that the Company's obligation with respect to the foregoing benefits shall be reduced to the extent the Employee or his beneficiaries obtains any such benefits pursuant to another employer's or similar entity's benefit plans.

Employee shall be eligible in the sole discretion of the Board to participate in the stock option plans of the Company in which the senior executives of the Company are entitled to participate.

6.   Termination.
     -----------

(a) The performance of services by the Employee for the Company pursuant to this Agreement and the Services Term shall terminate upon the earliest to occur of any of the events specified in subparagraphs (i) through (iv) below:

     (i)    August 12, 2002;

     (ii)   the date of the Employee's death;

     (iii) the Termination Date (as defined below) specified in the Notice of Termination (as defined below) which the Company shall have delivered to the Employee due to the Employee's Disability;

     (iv) the Termination Date specified in the Notice of Termination which the Company shall have delivered to the Employee to terminate the Employee's services with or without Cause. The term "Cause" as used herein shall mean that the Employee: (A) has been convicted of an act which is defined as a felony under federal or state law; (B) committed one or more acts of willful misappropriation from the Company; (C) willfully failed to perform his duties on behalf of the Company and such failure to perform adversely affects the Company or performed such duties and obligations in a grossly negligent manner; (D) is the subject of any order, judgment, or decree of any court or regulatory authority of competent jurisdiction which is final and non-appealable, permanently or temporarily enjoining him from, or otherwise limiting his engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities law; or (E) is found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "SEC") to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated during the Services Term;

(b) Any purported termination of the Employee by the Company (other than by reason of Employee's death) shall be communicated by written Notice of Termination to the Employee. As used herein, the term "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee under the provision so indicated. In the event the Employee fails to perform services in accordance with this Agreement or is removed for Cause, the Employee shall, at the Company's option, continue to be available to the Company for a period of one month following departure, for up to ten hours per week, at reasonable and customary hourly rates to assist in any necessary transition. As used herein, the term "Termination Date" shall mean the earlier of (i) August 12, 2002 in the case of a termination pursuant to Section 6(a)(i), (ii) the date of the Employee's death in the case of a termination pursuant to Section 6(a)(ii), (iii) the date specified in the Notice of Termination for termination of the Employee's services in the case of a termination pursuant to Section 6(a)(iii) or 6(a)(iv), and (iv) the date of termination of Employee' services in the case of a termination under Section 6(c).

The Employee shall be entitled to a hearing related to any such termination by the Company described in Section 6(a)(iii) or 6(a)(iv) above before the Board or a committee thereof established for such purpose and to be accompanied by his counsel at such hearing. Such hearing will be held within 30 days of notice to the Board by the Employee provided he requests such hearing within 30 days of the Notice of Termination.

(c) In the event that more than 50% of the then issued and outstanding equity securities or more than 50% of the voting rights of the Company is acquired by someone other than Michael Egan and his Controlled Entities and Family Transferees (each as defined in the Stockholders Agreement, dated as of the date hereof, among WebGenesis, Michael Egan, Investor and certain stockholders of the Company) (other than in connection with a public offering) or in the event this Agreement is assigned by the Company in connection with a sale of the Company's assets (a "Change of Control"), the Company and the Employee may each terminate the Services Term by delivering to the Company or to the Employee, as applicable, a notice within 30 days before or after a Change of Control; provided that in the event the Employee provides such notice, at the Company's option, the Employee's services hereunder (other than as a director, which shall terminate immediately upon the date of the Change of Control) shall continue until the earlier of the first anniversary of the Change of Control and the date of termination pursuant to any other provision of this Section 6.

(d) This Agreement shall automatically terminate upon the dissolution, winding-up or liquidation of the Company.

7.   Termination Payments.
     --------------------

(a) If the Employee's performance of services for the Company is terminated
(i) by the Company for Cause, (ii) by the Employee or (iii) upon the dissolution of the Company, the Company will pay the Employee (i) any accrued and unpaid Base Compensation as of the Termination Date and (ii) an amount to reimburse the Employee for any and all monies advanced or expenses incurred in connection with the Employee's performance of services for reasonable and necessary expenses incurred by the Employee on behalf of the Company prior to the Termination Date. The Employee's entitlement to other benefits shall be delivered in accordance with the Company's benefit plans then in effect.

(b) If the Employee's performance of services for the Company is terminated by reason of the Employee's death or Disability, the Company's sole obligation under this Agreement shall be to pay or provide the Employee or his estate the payments required by Section 7(a) hereof.

(c) If the Employee's performance of services for the Company is terminated without Cause (including, without limitation, pursuant to Section 6(c)), all stock options held by the Employee that have not vested shall automatically vest and the Company shall, for so long as the Employee has not breached any of his obligations under Section 8, (i) pay or provide the Employee the payments required by Section 7(a) hereof, (ii) continue to pay the Employee the Base Compensation for the remainder of the Services Term,
(iii) provide to the Employee and his beneficiaries for the remainder of the Services Term, employee health benefits substantially similar in the aggregate to those provided to the other most senior executives of the Company; provided, however, that the Company's obligation with respect to the foregoing benefits shall be reduced to the extent the Employee or his beneficiaries obtains any such benefits pursuant to another employer's or similar entity's benefit plans and (iv) provide for an expiration date of August 12, 2002 for all stock options held by the Employee.

8.   Employee Covenants.
     ------------------

(a) Unauthorized Disclosure. The Employee agrees and understands that in the Employee's position with the Company, the Employee has been and will be exposed to and receive information relating to the confidential affairs of Investor, the Company, their Subsidiaries and/or Affiliates (as defined below), including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of Investor, the Company, their Subsidiaries and/or Affiliates and other forms of information considered by Investor or the Company to be confidential or in the nature of trade secrets (collectively, the "Confidential Information"). Confidential Information shall not include information which is (a) now, or hereafter becomes, through no act or failure to act on the part of Employee (except those performed in the ordinary course of the Company's business), generally known or available to the public, (b) rightfully received by the Employee from a third party without confidentiality restrictions, and (c) is independently developed by the Employee without reference to the Confidential Information. The Employee agrees that during the Services Term and thereafter, the Employee will keep the Confidential Information confidential and not disclose such information, either directly or indirectly, except in the ordinary course of performance of the Company's business, to any third person or entity without the prior written consent of the Chairman of the Board or the Board, unless required to do so by law or court order. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of this Agreement, the Employee will promptly surrender to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Employee after the date on which he first performed services for the Company and is still in the Employee's possession or control. As used herein, "Affiliate" means, with respect to any person, any person directly or indirectly controlling, controlled by, or under common control with such person.

For a period of 6 months following the end of the Employee's performance of services for the Company, the Company will redirect all personal email received at stephan@webgenesis.com or stephan@corp.theglobe.com to an email address specified by the Employee.

(b) Non-competition. By and in consideration of Investor's and the Company's entering into the Stock Purchase Agreement and the transactions contemplated thereby, the Company's entering into the Employment Agreement and this Agreement, and the Employee's exposure to the Confidential Information, until the earlier of (i) August 12, 2002, or (ii) subject to the second proviso below, the date the Employee's services are terminated by the Employee, or (iii) if the Employee's services are terminated by the Company without Cause, the first anniversary of such termination, the Employee will not own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or hold the position of shareholder, director, officer, consultant, employee, independent contractor, executive, partner, investor or advisor (whether or not formally appointed) of, any enterprise that engages in any activity that the Company or any of its Subsidiaries is engaged in, or proposes to be engaged in, and of which the Employee has knowledge; provided that in no event shall ownership of less than 1% of the outstanding equity securities of any issuer whose securities are registered under the 1934 Act, standing alone, be prohibited by this Section 8(b); and provided, further, that the Employee shall be bound by the provisions of this Section 8(b) for up to a period of twelve months following termination of his services by the Employee for so long as the Board determines in its sole discretion to continue to pay the Employee the Base Compensation.

(c) Non-solicitation. Until the earlier of the first anniversary of the Employee's termination or August 12, 2002, the Employee shall not interfere with or harm, or intentionally attempt to interfere with or harm, the relationship of the Company, its Subsidiaries and/or Affiliates with, or endeavor to entice away from the Company, its Subsidiaries and/or Affiliates, any person who is an employee, customer or supplier of the Company, its Subsidiaries and/or Affiliates.

(d) Remedies. The Employee agrees that any breach of the terms of this
Section 8 would result in irreparable injury and damage to Investor and the Company for which Investor and the Company would have no adequate remedy at law; the Employee therefore also agrees that, in the event of said breach or any threat of breach, Investor and the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all persons and/or entities acting for and/or with the Employee, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs (provided, that such fees and expenses shall be awardable only in the event of an adjudication that there was a breach or a legitimate threat of breach), in addition to any other remedies to which Investor or the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent Investor or the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Employee. The Employee, Investor and the Company further agree that the provisions of the covenant not to compete are reasonable. The Employee hereby acknowledges that due to the global aspects of the Company's business and competitors it would not be appropriate to include any geographic limitation on this Section 8. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

The provisions of this Section 8 shall survive any termination of this Agreement and the Services Term, and the existence of any claim or cause of action by the Employee against either Investor or the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by either Investor or the Company of the covenants and agreements of this Section 8.

9.   Intellectual Property.
     ---------------------

The Employee agrees that all Intellectual Property (as hereinafter defined) which is or was at any time made or conceived by the Employee or the Company, acting alone or in conjunction with others after the date on which he was first retained to perform services for the Company, is and shall be the property of the Company since its inception and which was used by the Company since its inception, free of any reserved or other rights of any kind on the Employee's part and the Employee hereby assigns to the Company all of his right, title and interest in and to any such Intellectual Property. During the Services Term and thereafter, the Employee shall promptly make full disclosure of any such Intellectual Property to the Company and do all reasonable acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company of the Employee's right and title, if any, to such Intellectual Property and to protect the Company's interests in such Intellectual Property. For purposes of this Agreement, "Intellectual Property" means any discovery, development, program, concept, idea, process or improvement, whether or not patentable, patent, patent application, copyright, copyright registration, license, trademark or trade name, service mark or service name, trade secret or other intellectual property rights, in each case, made during the term of services (including employment prior to execution of this Agreement) relating in any respect to the present or planned future activities, business, products or services of the Company, its Subsidiaries and/or Affiliates.

10.  Insurance.
     ---------

The Company reserves the right to obtain and maintain key man life insurance policies with respect to the Employee naming the Company as the primary beneficiary thereunder ("Key Man Life Insurance Policies") at the expense of the Company. The Employee shall use his best efforts to cooperate with the Company and any insurance company approached by the Company with respect to the obtaining and the maintenance of Key Man Life Insurance Policies.

When commercially reasonable, the Company shall obtain and maintain liability insurance to cover the Employee's performance in accordance with this Agreement comparable to that provided to employees and directors performing similar services for the Company.

11.  Non-Waiver of Riahts.
     --------------------

The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other parties of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of any party to enforce each and every provision in accordance with its terms.

12.  Amendment and Waiver.
     --------------------

No modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by all of the parties hereto.

13.  Severability.
     ------------

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.  Entire Agreement.
     ----------------

This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Employment Agreement. Notwithstanding the foregoing, the Proprietary Information and Invention Agreement between the Company and the Employee (the "Information Agreement") and the Stockholders' Agreement by and among Dancing Bear Investments, Inc., Michael Egan, the Employee, Todd Krizelman, Edward A. Cespedes and Rosalie V. Arthur (the "Stockholders' Agreement") shall each continue in accordance with its terms, provided that to the extent of any conflict between the terms of either the Information Agreement or the Stockholders' Agreement and this Agreement, the terms of this Agreement shall control.

15.  Successors and Assigns; Assignment, Third Party Beneficiary.
     -----------------------------------------------------------

This Agreement shall bind and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors (including, without limitation, by way of merger), assigns, heirs and personal representatives. Notwithstanding the provisions of the immediately preceding sentence, the Employee shall not delegate any duty under this Agreement without the prior written consent of the Board. This Agreement is not intended to be for the benefit of any person not a party hereto except that the Investor shall be deemed a third party beneficiary of Section 8 hereof and shall be entitled to enforce the provisions of Section 8 as if a party hereto and the parties hereto may not amend Section 8 in any manner adverse to the Investor without the Investor's prior written consent.

16.  Notice.
     ------

Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by facsimile transmission or sent by first class mail or sent by reputable commercial overnight delivery service (charges prepaid) to the address set forth below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, on the date of facsimile transmission with confirmed answer back, two business days after deposit with a reputable overnight commercial delivery service or on the date of actual receipt if given by any other method of delivery.

         To the Company:            the globe.com, inc.
                                    120 Broadway, 22nd Floor
                                    New York, NY 10271
                                    Attn: General Counsel
                                    Telephone: (212) 894-3636
                                    Facsimile: (212) 962-6095

         With a copy to:            Dancing Bear Investments, Inc.
                                    333 E. Las Olas Blvd.
                                    Ft. Lauderdale, FL 33301
                                    Attention: Michael Egan
                                    with a separate copy to the
                                    attention of Rosalie Arthur
                                    Telephone: (954) 769-5944
                                    Facsimile: (954) 769-5930

         With a copy to:            Tripp, Scott, Conklin & Smith
                                    The 110 Tower, 15th Floor
                                    110 S.E. 6th Street
                                    Ft. Lauderdale, FL 33301
                                    Attention: Dennis Smith
                                    Telephone: (954) 760-4920
                                    Facsimile: (954) 761-8475

         With a copy to:            Fried, Frank, Harris, Shriver and Jacobson
                                    One New York Plaza
                                    New York, New York 10004
                                    Attention: Valerie Jacob, Esq.
                                    Telephone: (212) 859-8158
                                    Facsimile: (212) 859-8589

         To the Employee:           114 East 13th Street, Apt. 6A
                                    New York, NY 10003
                                    Telephone: (212) 228-1473

         With a copy to:            Kay Collyer & Boose LLP
                                    One Dag Harnmarskjold Plaza, 31st Floor
                                    New York, New York 10017
                                    Attention: M. Graham Coleman, Esq.
                                    Telephone: (212) 940-8376
                                    Facsimile: (212) 755-0921

17.  Descriptive Headings.
     --------------------

The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

18.  Governing Law.
     -------------

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws.

19.  Counterparts.
     ------------

This Agreement may be executed in two counterparts, all of which together shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Employee has hereunto set his hand, the day and year first above written.


                                       the globe.com, inc.

                                       By: /s/ Michael S. Egan
                                          --------------------------------
                                       Name: Michael S. Egan
                                          --------------------------------
                                       Title: Chairman
                                          --------------------------------


                                          /s/ Stephan Paternot
                                          --------------------------------
                                          Stephan Paternot